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                                  EXHIBIT 23.2

INDEPENDENT AUDITORS' CONSENT

We hereby consent to the inclusion in this Registration Statement on Amendment No. 1 to Form S-2 of our report dated February 12, 2003, relating to the financial statements of H.S. Trask & Co., and to the reference to our firm under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ ANDERSON ZURMUEHLEN & CO., P.C.
Helena, Montana
June 15, 2004